EXHIBIT 10.20
SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING
CREDIT LOAN AND SECURITY AGREEMENT
     This Sixth Amendment to Second Amended and Restated Revolving Credit Loan and Security Agreement (“Amendment”) is entered into as of the 30th day of September, 2010, by and among KEYBANK NATIONAL ASSOCIATION (“Bank”) and BROOKWOOD COMPANIES INCORPORATED, KENYON INDUSTRIES, INC., BROOKWOOD LAMINATING, INC., ASHFORD BROMLEY, INC. and STRATEGIC TECHNICAL ALLIANCE, LLC (collectively, “Borrower”).
RECITALS:
     WHEREAS, Bank and Borrower are parties to that certain Second Amended and Restated Revolving Credit Loan and Security Agreement dated as of January 30, 2004, as amended by a First Amendment thereto dated as of March 25, 2005, a Second Amendment thereto dated as of March 31, 2006, a Third Amendment thereto dated December 10, 2007, a Fourth Amendment thereto dated May 30, 2008, and a Fifth Amendment thereto dated October 23, 2009 (“Loan Agreement”); and
     WHEREAS, Bank and Borrower desire to further amend the Loan Agreement in the manner hereinafter set forth;
     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Loan Agreement is amended as follows:
     1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement.
     2. Extension of Working Capital Revolving Credit Maturity Date. The Working Capital Revolving Credit Maturity Date is extended until January 31, 2014, and the definition of that term is amended accordingly.

     3. Performance Based Pricing Grid. The interest rate payable upon the outstanding principal amount of the Working Capital Revolving Credit Note shall be adjusted from time to time based on the following pricing grid (initial pricing shall be set at Level III):

		Applicable LIBOR Margin
		and	Applicable Base
Level	Total Leverage Ratio	Letter of Credit Fees	Rate Margin	Commitment Fee
I	>1.50x	2.00%	1.00%	.375%
II	≤1.50x and > .50x	1.75%	.75%	.25%
III	≤.50x	1.50%	.50%	.25%
     4. Pending Litigation. Pursuant to Section 4.14 of the Loan Agreement, Borrower is required to provide a schedule of all pending or threatened litigation which could affect the Loan Documents or the transactions contemplated under the Loan Agreement or which, if determined adversely, would have a Material Adverse Effect. An updated Schedule 4.14, the form and content of which is acceptable to Bank, is attached hereto.
     5. Upfront Fee. In consideration for Bank’s agreement to execute this Amendment, Borrower agrees to pay an upfront fee of .25%.
     6. Effective Date. This Amendment shall be effective as of the date hereof.
     7. Representations and Warranties; No Default. Borrower hereby ratifies and confirms to the Bank that all representations and warranties set forth in the Loan Agreement are true, complete and correct in all material respects as of the date hereof as if set forth herein in full (except as to representations and warranties made as of a certain date which shall be true, complete and correct only as of such date) and apply with equal force and effect to this Amendment.
     8. Miscellaneous.
          (a) Borrower agrees to pay on demand all of the Bank’s reasonable expenses in preparing, executing and delivering this Amendment, and all related instruments and documents, including, without limitation, the reasonable fees and out-of-pocket expenses of the Bank’s special counsel, PretiFlaherty, LLP. Borrower agrees to indemnify and hold harmless the Bank (and its directors, officers, employees and agents) against any damages, loss, liability, and reasonable costs or expenses incurred with respect to any claim made against Bank by a third party arising out of the financing contemplated hereby or the use or proposed use of the proceeds thereof (except to the extent resulting from the gross negligence or willful misconduct of the Bank).
          (b) Borrower acknowledges and agrees that: (i) as of the date hereof, it has no claim or cause of action against the Bank (or its directors, officers, employees, agents, representatives, affiliates or attorneys); (ii) as of the date hereof, it has no offset right, right of recoupment, counterclaim or defense of any kind against any of the Obligations or any other obligation or indebtedness of Borrower to the Bank; and (iii) Bank has heretofore properly performed and satisfied in a timely manner all of its obligations to Borrower.
          (c) For and in consideration of the agreements contained in the Loan Agreement, as amended hereby, and other good and valuable consideration, Borrower unconditionally and irrevocably releases, waives and forever discharges the Bank, together with its successors, assigns, subsidiaries, affiliates, directors, officers, employees, agents and attorneys (collectively, the “Released Parties”), from: (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Released Parties to Borrower as a result of any matter occurring on or prior to the date hereof, provided that the Bank shall continue to be bound by its express obligations under the Loan Agreement, as amended hereby, in accordance with the terms hereof and thereof, and (ii) all claims, offsets, rights of recoupment, causes of action, suits or defenses of any kind whatsoever (if any) occurring on or prior to the date hereof, which Borrower might otherwise have against the Released Parties or any of them, in either case (i) or (ii) on account of any condition, act, omission, event, contract, liability, obligations, indebtedness, claim, cause of action, defense, circumstance, or matter of any kind occurring on or prior to the date hereof (except to the extent resulting from the gross negligence or willful misconduct of the Released Parties).
          (d) Except as expressly amended by this Amendment, all of the remaining terms and conditions of the Loan Agreement shall continue in full force and effect and are hereby ratified and confirmed by Borrower, and Borrower ratifies and confirms its prior grant and conveyance and grants and conveys, to the extent not previously granted and conveyed, to the Bank a security interest in the Collateral to the extent defined and described in the Loan Documents.
          (e) In the event of a conflict between the terms and conditions of this Amendment and the terms and conditions of the Loan Agreement, the terms and conditions of this Amendment shall prevail, and the Loan Agreement shall be interpreted and construed so as to give maximum effect to the purpose and intent of this Amendment.
          (f) This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Maine.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as a sealed instrument by their duly authorized officers as of the date first set forth above.

BANK: KEYBANK NATIONAL ASSOCIATION
By:	/s/ James Gelle
	Name:	James Gelle
	Title:	Vice President

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as a sealed instrument by their duly authorized officers as of the date first set forth above.

BORROWER: BROOKWOOD COMPANIES INCORPORATED
By:	/s/ William EC King III
	Name:	William King
	Title:	Chief Financial Officer

KENYON INDUSTRIES, INC.
By:	/s/ Joseph Trumpetto
	Name:	Joseph Trumpetto
	Title:	Treasurer

BROOKWOOD LAMINATING, INC.
By:	/s/ Joseph Trumpetto
	Name:	Joseph Trumpetto
	Title:	Treasurer

ASHFORD BROMLEY, INC.
By:	/s/ William EC King III
	Name:	William King
	Title:	Chief Financial Officer

STRATEGIC TECHNICAL ALLIANCE, LLC By: Brookwood Companies Incorporated, Its Sole Member
By:	/s/ William EC King III
	Name:	William King
	Title:	Chief Financial Officer

SCHEDULE 4.14

Name of Case	Docket Number	Court	Jurisdiction
Nextec Applications, Inc. v. Brookwood Companies, Inc., and the Hallwood Group, Inc.	Case No. 07 CV 6901 (THK) (RJH)	United States District Court for the Southern District of New York	United States District Court for the Southern District of New York